EXHIBIT 16.1

May 12, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Relmada Therapeutics, Inc. under Item 4.01 of its Form 8-K dated May 8, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Relmada Therapeutics, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP ■ 6002 Rogerdale Road ■ Suite 300 ■ Houston, Texas 77072 ■ Phone 281.223.5500 ■ www.marcumllp.com